ANDERSEN GROUP, INC.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED

FINANCIAL INFORMATION

The unaudited pro forma consolidated condensed financial information of Andersen Group, Inc. ("Andersen" or the "Company") on pages F-2 through F-7 gives effect to the sale of substantially all of the net assets of The J.M. Ney Company ("JM Ney") to Deringer Mfg. Company ("Deringer") and the payment of JM Ney's bank debt. The accompanying unaudited pro forma consolidated condensed financial information also gives effect to the sale of a real estate property owned by the Company's wholly-owned subsidiary, Andersen Realty, Inc. and the related payment of the Company's debt obligations which are secured by the real estate being sold. The sale of Andersen Realty's property is not subject to shareholder vote or approval, but is being presented to provide additional pro forma financial information with respect to the Company's consolidated condensed financial information. The unaudited pro forma condensed financial information should be read in conjunction with the historical consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended February 28, 2001, and the Quarterly Report on Form 10-Q for the six months ended August 31, 2001.

The unaudited pro forma consolidated condensed Statement of Operations for the six months ended August 31, 2001 and for the years ended February 28, 2001, February 29, 2000 and February 28, 1999 give pro forma effect to the sale of both JM Ney and Andersen Realty's real estate property as if they had occurred as of March 1, 1998. The Unaudited Pro Forma Consolidated Condensed Balance Sheet gives pro forma effect to the sales of JM Ney and the real estate property, and the repayment of related debt obligations as if they occurred on August 31, 2001.

No income tax benefit has been reflected in the unaudited proforma consolidated income statements because, based upon the weight of available evidence, it is more likely than not that no income tax benefit would have been realized without the taxable income generated by JM Ney during the periods presented.

The unaudited pro forma consolidated condensed financial statements do not purport to be indicative of the results of operations or the financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented or which may be obtained in the future. The unaudited pro forma financial statements do not reflect any anticipated cost savings or additional costs that may be realized or incurred or are anticipated from the sale of JM Ney or the real estate property, and there can be no assurances that any such cost savings or additional costs may occur. The pro forma adjustments are described in the accompanying notes and are based on available information and certain assumptions that the Company believes are reasonable.

ANDERSEN GROUP, INC.

Pro Forma Consolidated Balance Sheet

(In thousands, except per share data)

(Unaudited)

			As of August 31, 2001
	Historical	Net Assets	Use of	Sale of
	Balances	Sold	Proceeds (a)	Real Estate (a)	Pro Forma

Cash and cash equivalents	$ 550	$ 11,538	$ (7,860)	$ 428	$ 4,656
Marketable securities	147				147
Accounts and other receivables	3,996				3,996
Inventories	2,372	(2,123)			249
Prepaid expenses and other current assets	763	(160)			603
	------------	----------------	--------------	--------------	-------------
Total current assets	7,828	9,255	(7,860)	428	9,651

Property, plant and equipment, net	8,835	(3,072)		(2,014)	3,749
Prepaid pension expense	4,761				4,761
Investment in Moscow Broadband Communication Ltd.	2,943				2,943
Other assets	1,149	352			1,501
	------------	----------------	--------------	-------------	-------------
Total assets	$ 25,516	$ 6,535	$ (7,860)	$ (1,586)	$ 22,605
	=======	==========	========	=======	=======

Current maturities of long-term debt	$ 497	$ (59)		$ (7)	$ 431
Notes payable to officer, net of unamortized discount	1,000			(1,000)	-
Short-term borrowings	1,200		$ (1,200)
Accounts payable	477				477
Accrued liabilities	1,215	4,724	(4,974)		965
Deferred income taxes	573	(716)			(143)
	------------	----------------	--------------	------------	-------------
Total current liabilities	4,962	3,949	(6,174)	(1,007)	1,730
Long-term debt, less current maturities	2,644			(57)	2,587
Subordinated note payable, net of unamortized discount	1,481		(1,481)		-
Other liabilities	1,846		(205)		1,641
Deferred income taxes	1,425	68		(304)	1,189
	------------	- ---------------	--------------	------------	-------------
	12,358	4,017	(7,860)	(1,368)	7,147
	------------	----------------	--------------	------------	-------------
Stockholders' equity
Cumulative convertible preferred stock	3,634				3,634
Common stock	21				21
Additional paid-in capital	6,427				6,427
Retained earnings	3,076	2,518		(218)	5,376
	------------	---------------	--------------	------------	-------------
Total liabilities	13,158	2,518	-	(218)	15,458
	------------	---------------	--------------	------------	-------------
	$ 25,516	$ 6,535	$ (7,860)	$ (1,586)	$ 22,605
	=======	=========	========	=======	=======
	-	-	-	-	-

Andersen Group, Inc.

Unaudited Pro Forma Consolidated Condensed Statements of Operations

For the Six Months Ended August 31, 2001

(In thousands, except per share date)

(Unaudited)

		Less	Less
	Historical	Historical	Discontinued	Pro forma
	Amounts	JM Ney	Real Estate	Adjustments (b)	Pro Forma

Sales and revenues:
Net sales	$ 15,512	(15,512)	$ -	$ -	$ -
Investment and other income	385	6	(179)	145	357
	--------------	--------------	--------------	--------------	--------------
	15,897	(15,506)	(179)	145	357
	--------------	--------------	--------------	--------------	--------------
Costs and expenses:
Cost of sales	11,331	(11,331)			-
Selling, general and administrative	2,408	(1,547)	(309)	14	566
Research and development	979	(979)			-
Interest expense	711	(505)	(2)	(43)	161
	--------------	--------------	--------------	--------------	--------------
	15,429	(14,362)	(311)	(29)	727
	--------------	--------------	--------------	--------------	--------------
Income before equity in losses of
unconsolidated subsidiary and income taxes	468	(1,144)	132	174	(370)
Equity in losses of Moscow Broadband	(411)				(411)
	--------------	--------------	--------------	--------------	--------------

Loss before income taxes	57	(1,144)	132	174	(781)
Income tax expense (benefit) (Note (c)	205	(435)	50	180	-
	--------------	--------------	--------------	--------------	--------------

Net income before cum effect accounting adjustment	(148)	(709)	82	(6)	(781)

Cumulative effect type accounting
adjustment, net of tax	(47)	47		-	-
	--------------	--------------	--------------	--------------	--------------

Net income	(195)	(662)	82	(6)	(781)
Preferred dividends	(146)				(146)
	--------------	--------------	--------------	--------------	--------------

(Loss) applicable to common shareholders	$ (341)	$ (662)	$ 82	$ (6)	$ (927)
	========	========	========	========	========

Loss per Common Share - Basic and Diluted:
Net loss before cumulative effect-type
accounting adjustment	$ (0.14)	$ (0.34)	$ 0.04	$ 0.00	$ (0.44)
Cumulative effect-type accounting adjustment	$ (0.02)	$ 0.02			$ 0.00
	--------------	--------------	--------------	--------------	--------------
	$ (0.16)	$ (0.32)	$ 0.04	$ 0.00	$ (0.44)
	========	========	========	========	========

Weighted average shares outstanding -
basic and diluted	2,075				2,075
	========	========	========	========	========

ANDERSEN GROUP, INC.

Unaudited Pro Forma Consolidated Condensed Statements of Operations

For the Year Ended February 28, 2001

(In thousands, except per share data)

(Unaudited)
		Less	Less
	Historical	Historical	Discontinued	Pro forma
	Amounts	JM Ney	Real Estate	Adjustments (b)	Pro Forma

Sales and revenues:
Net sales	$ 39,462	$ (39,462)	$ -	$ -	$ -
Investment and other income	696	2	(445)	290	543
	------------	------------	---------------	--------------	----------
	40,158	(39,460)	(445)	290	543
	-------------	------------	---------------	--------------	---------
Costs and expenses:
Cost of sales	30,679	(30,679)			-
Selling, general and administrative	6,078	(4,273)	(606)	40	1,239
Research and development	2,348	(2,348)			-
Restructuring costs	256	(256)			-
Interest expense	1,971	(1,521)	(4)	(85)	361
	-------------	-------------	---------------	--------------	---------
	41,332	(39,077)	(610)	(45)	1,600
	-------------	------------	---------------	--------------	---------
Income before equity in losses of
unconsolidated subsidiary and income taxes	(1,174)	(383)	165	335	(1,057)

Equity in losses of Moscow Broadband	(730)				(730)
	-------------	------------	--------------	--------------	-----------

Loss before income taxes	(1,904)	(383)	165	335	(1,787)

Income tax expense (benefit) (c)	(281)	(146)	63	364	-
	--------------	---------------	--------------	--------------	----------

Net loss	(1,623)	(237)	102	(29)	(1,787)
Preferred dividends	(304)				(304)
	-------------	--------------	--------------	--------------	----------

(Loss) applicable to common shareholders	$ (1,927)	$ (237)	$ 102	$ (29)	$ (2,091)
	=======	=========	========	========	======

Loss per Common Share - Basic and Diluted:	$ (0.94)	$ (0.12)	$ 0.05	$ (0.01)	$ (1.02)
	========	========	========	========	=======

Weighted average shares outstanding -
basic and diluted	2,048				2,048
	========	========	========	========	======

ANDERSEN GROUP, INC.

Unaudited Pro Forma Consolidated Condensed Statements of Operations

For the Year Ended February 29, 2000

(In thousands, except per share data)

(Unaudited)

		Less	Less
	Historical	Historical	Discontinued	Pro forma
	Amounts	JM Ney	Real Estate	Adjustments (b)	Pro Forma

Sales and revenues:
Net sales	$ 28,844	$ (28,844)	$ -	$ -	$ -
Investment and other income	1,467	(205)	(376)	290	1,176
	--------------	--------------	--------------	--------------	--------------
	30,311	(29,049)	(376)	290	1,176
	--------------	--------------	--------------	--------------	--------------
Costs and expenses:
Cost of sales	21,181	(21,181)			-
Selling, general and administrative	6,815	(4,360)	(606)	48	1,897
Research and development	2,203	(2,203)			-
Interest expense	1,725	(1,300)	(5)	(1)	419
	--------------	--------------	--------------	--------------	--------------
	31,924	(29,044)	(611)	47	2,316
	--------------	--------------	--------------	--------------	--------------
Income before equity in losses of
unconsolidated subsidiary and income taxes	(1,613)	(5)	235	243	(1,140)
Income tax expense (benefit) (c)	(626)	(2)	89	539	-
	--------------	--------------	--------------	--------------	--------------

Net loss	(987)	(3)	146	(296)	(1,140)
Preferred dividends	(362)				(362)
	--------------	--------------	--------------	--------------	--------------

(Loss) applicable to common shareholders	$ (1,349)	$ (3)	$ 146	$ (296)	$ (1,502)
	========	========	========	========	========

Loss per Common Share - Basic and Diluted:	$ (0.70)	$ (0.00)	$ 0.07	$ (0.15)	$ (0.78)
	========	========	========	========	========
Weighted average shares outstanding -
basic and diluted	1,932				1,932
	========	========	========	========	========